STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of May 31, 1996, by CAPITAL BRANDS, INC., a Florida corporation ("Buyer"), and the individuals listed on Exhibit A annexed hereto (each a "Seller" and collectively the "Sellers").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Delta Pharmacy Services, Inc., a Delaware corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

                  "BALANCE SHEET"--as defined in Section 3.4.

                  "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

                  "BUYER"--as defined in the first paragraph of this Agreement.

                  "CLOSING"--as defined in Section 2.3.

                  "CLOSING DATE"--the date and time as of which the Closing actually takes place.

                  "COMPANY"--as defined in the Recitals of this Agreement.

                  "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                  "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by Sellers to Buyer;

                  (b) the execution, delivery and performance of the Employment Agreement, the Non-Competition Agreements and the Sellers' Releases;

                  (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement;

                  (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company; and

                  (e) the sale of the Capital Common Stock by Buyer to Sellers.

                  "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "DAMAGES"--as defined in Section 10.2.

                  "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

                  "EMPLOYMENT AGREEMENT"--as defined in Section 2.4(a)(iii).

                  "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                  The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

                  "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                  "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

                  "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

                  "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY"--any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Company.

                  "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.

                  "INTERIM BALANCE SHEET"--as defined in Section 3.4.

                  "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

                           A Person (other than an individual) will be deemed to
have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                  "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "NON-COMPETITION AGREEMENTS"--as defined in Section
2.4(a)(iv).

                  "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

                  "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN"--as defined in Section 3.13.

                  "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "RELATED PERSON"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

                  (g) For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

                  "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SELLERS"--as defined in the first paragraph of this Agreement.

                  "SELLERS' RELEASES"--as defined in Section 2.4.

                  "SHARES"--as defined in the Recitals of this Agreement.

                  "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                  "TAXES"--all taxes however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use tax, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and any other obligation of the same or a similar nature, and "Tax" shall mean any one of them.

                  "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2.       SALE AND TRANSFER OF SHARES; CLOSING

                  2.1      SHARES

                           Subject to the terms and conditions of this
Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers free and clear of all lien, claims, charges and encumbrances of whatever nature. The Purchase Price as defined in Section 2.2 shall be allocated among the Sellers in proportion to their ownership of the Shares.

                  2.2      PURCHASE PRICE

                           The purchase price (the "Purchase Price") for the
Shares will be 633,750 shares of the common stock, par value $.0008 per share (the "Capital Common Stock") of Capital Brands, Inc. ("Capital").

                  2.3      CLOSING

                           The purchase and sale (the "Closing") provided for in
this Agreement will take place at the offices of Buyer's counsel at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301, at 10:00 a.m. (local time on May 31, 1996, or such other time and place as the parties may agree).

                  2.4      CLOSING OBLIGATIONS

                           At the Closing:

                           (a) Sellers will deliver to Buyer:

                                    (i)     certificates representing the
Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

                                    (ii)    releases in the form of Exhibit
2.4(a)(ii) executed by Sellers (collectively, "Sellers' Releases");

                                    (iii)   employment agreement in the form of
Exhibit 2.4(a)(iii), executed by David Fulton (the "Employment Agreement");

                                    (iv)    non-competition agreements in the
form of Exhibit 2.4(a)(iv), executed by Sellers (collectively, the "Non-Competition Agreements");

                                    (v)     a certificate executed by Sellers
representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                                    (vi)    the resignations of the Company
officers and directors and the appointment of such new directors and officers, as Buyer shall direct.

                                    (vii)   lock-up letters executed by each
Seller in form and substance reasonably satisfactory to Buyer.

                                    (viii)  modified Consultant Pharmacy Service
Agreements and Pharmaceutical Services Agreements with all facilities operated or managed by the Company in form and substance reasonably satisfactory to Buyer.

                           (b) Buyer will deliver to Sellers:

                                    (i)     663,750 Shares of Capital Common
Stock, subject to adjustment as provided herein.

                                    (ii)    a certificate executed by Buyer to
the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                                    (v)     the Employment Agreement, executed
by Buyer.

                  2.5      TAX FREE STATUS

                           Sellers and Buyers intend to treat this as a tax free
transaction under Section 368 of the Internal Revenue Code.

                  2.6      REGISTRATION RIGHTS

                  (a) Buyer shall no later than October 31, 1997 at Buyer's sole cost and expenses (other than the fees and disbursements of counsel for Sellers and the underwriting discounts, if any, payable in respect of the Capital Common Stock to be sold by Sellers) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement sufficient to permit the public offering and sale of the Shares of Capital Common Stock through the facilities of the NASDAQ Stock Market or any other appropriate securities exchange, if any, on which the Capital Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable after such filing.

                  (b) Buyer shall keep effective any registration or qualification contemplated by this Section 2.6 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit Sellers to complete the offer and sale of the Capital Common Stock covered thereby. Buyer shall be required to keep in effect any registration or qualification undertaken in accordance with this
Section 2.6 until the earlier of (i) April 30, 1998 and (ii) the date on which all the Capital Common Stock registered pursuant to this Agreement shall have been sold.

         (c) Buyer shall furnish to Sellers such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents as Sellers may reasonably request to facilitate the disposition of the Capital Common Stock including in such registration.

         (d) Buyer shall notify Seller promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         (e) Sellers understand that Buyer makes no representations of any kind concerning its intent or ability to offer or sell any of the Capital Common Stock in a public offering or otherwise and that its sole right to have the Capital Common Stock registered under the Securities Act is contained in this Agreement.

         (f)

         (g) Notwithstanding the foregoing, all registration rights and obligations will terminate if in the opinion of counsel satisfactory to the Company the Capital Common Stock issued to Sellers may be sold under the provisions of Rule 144 of the Securities Act then in effect.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby jointly and severally represent and warrant to Buyer as follows:

                  3.1      ORGANIZATION AND GOOD STANDING

                           (a) The Company is a corporation duly organized,
validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                           (b) Sellers have delivered to Buyer copies of the
Organizational Documents of the Company, and are complete and accurate copies of such instruments as currently in effect.

                  3.2      AUTHORITY; NO CONFLICT

                           (a) This Agreement constitutes the legal, valid, and
binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except for bankruptcy, insolvency or laws relating to creditors' rights generally. Upon the execution and delivery by Sellers of this Agreement, the Employment Agreement, the Sellers' Releases, and the Non-Competition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

                           (b) Neither the execution and delivery of this
Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    (i)     contravene, conflict with, or result
in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

                                    (ii)    contravene, conflict with, or result
in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

                                    (iii)   contravene, conflict with, or result
in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                                    (iv)    cause Buyer or the Company to become

ubject to, or to become liable for the payment of, any Tax;

                                    (v)     cause any of the assets owned by the
Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                                    (vi)    contravene, conflict with, or result
in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                                    (vii)   result in the imposition or creation
of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                                    No Seller or the Company is or will be
required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                           (c) Sellers are acquiring the Capital Common Stock
for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act or has such experience in financial matters as to understand the risks of an investment in Capital Brands. Each Seller acknowledges that each Certificate representing the Capital Common Stock required pursuant to the transactions contemplated by this Agreement shall bear restrictive legends as set forth below:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE, OR, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPITAL BRANDS, INC. THAT AN EXEMPTION FROM SUCH APPLICABLE LAW EXISTS."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE PUBLICLY OFFERED OR SOLD FOR A PERIOD OF EIGHTEEN MONTHS FROM MAY 31, 1996 PURSUANT TO AN AGREEMENT BETWEEN THE SHAREHOLDER AND THE COMPANY (THE "AGREEMENT"). ANY PRIVATE TRANSACTIONS ARE SUBJECT TO THE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

                  3.3      CAPITALIZATION

                           The authorized equity securities of the Company
consist of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                  3.4      FINANCIAL STATEMENTS

                           Sellers have delivered to Buyer: (a) audited balance
sheets of the Company as at December 31, 1995 in each of the years June 6, 1994 (inception) through December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of O'Sullivan and Hicks, independent certified public accountants, (b) a balance sheet of the Company as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of O'Sullivan and Hicks, independent certified public accountants, and (c) an unaudited balance sheet of the Company as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 3.4 reflect (i) the consistent application of such accounting principles throughout the periods involved (ii) present fairly the financial position, results of operations and changes in financial position of the Company as of such date and for the periods then ended, (iii) are complete, correct in accordance with the books and accounts and records of the Company; (iv) can be legitimately reconciled with the financial statements and financial records maintained and the accounting methods applied by the Company for federal income tax purposes; (v) reflect accurately all accrued costs and expenses of the Company; and (vi) contain all entries recommended by the Company's accountants.

                  3.5      BOOKS AND RECORDS

                           The books of account, minute books, stock record
books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

                  3.6      TITLE TO PROPERTIES; ENCUMBRANCES

                           Part 3.6 of the Disclosure Letter contains a complete
and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice) , which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,

(b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  3.7      CONDITION AND SUFFICIENCY OF ASSETS

                           The buildings, plants, structures, and equipment of
the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

                  3.8      ACCOUNTS RECEIVABLE

                           All accounts receivable of the Company that are
reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  3.9      INVENTORY

                           To Seller's knowledge, all inventory of the Company,
whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

                  3.10     NO UNDISCLOSED LIABILITIES

                           Except as set forth in Part 3.10 of the Disclosure
Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                  3.11     TAXES

                           (a) The Company has filed or caused to be filed
(on a timely basis since December 31, 1994) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since December 31, 1994. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                           (b) All deficiencies proposed as a result of such
audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since December 31, 1994, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Letter, no Seller or the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                           (c) The charges, accruals, and reserves with respect
to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to that the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                           (d) All Tax Returns filed by the Company are true,
correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

                  3.12     NO MATERIAL ADVERSE CHANGE

                           Since the date of the Balance Sheet, there has not
been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

                  3.13     EMPLOYEE BENEFITS

                           Except as set forth on Schedule 3.13 of the
Disclosure Schedule, the Company does not maintain any employee benefit plan or arrangement, including, but not limited to, pension and profit sharing plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), in which employees of the Company participate.

                  3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

                           (a) Except as set forth in Part 3.14 of the
Disclosure Letter:

                                    (i)     The Company is, and at all times
since December 31, 1994 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                    (ii)    no event has occurred or
circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                    (iii)   The Company has not received, at any
time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                           (b) Part 3.14 of the Disclosure Letter contains a
complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect.

                                    (i)     The Company is, and at all times
since December, 1994 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                                    (ii)    no event has occurred or
circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                                    (iii)   The Company has not received, at any
time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                                    (iv)    all applications required to have
been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                                            The Governmental Authorizations
listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use its assets in the manner in which they currently own and use such assets.

                  3.15     LEGAL PROCEEDINGS; ORDERS

                           (a) There is no pending Proceeding:

                                    (i)     that has been commenced by or
against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                                    (ii)    that challenges, or that may have
the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                                            To the Knowledge of Sellers and the
Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                           (b)      (i)     there is no Order to which the
Company, or any of the assets owned or used by the Company, is subject;

                                    (ii)    any Seller is subject to any Order
that relates to the business of, or any of the assets owned or used by, the Company; and

                                    (iii)   No officer, director, agent, or
employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                           (c)      (i)     the Company is, and at all times
since December 31, 1994, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                                    (ii)    no event has occurred or
circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                                    (iii)   the Company has not received, at any
time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

                  3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS

                           Since the date of the Balance Sheet, the Company has
conducted its businesses only in the Ordinary Course of Business and there has not been any:

                           (a) change in the Company's authorized or issued
capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           (b) amendment to the Organizational Documents of the
Company;

                           (c) payment or increase by the Company of any
bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                           (d) adoption of, or increase in the payments to or
benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                           (e) damage to or destruction or loss of any asset or
property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                           (f) entry into, termination of, or receipt of notice
of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;

                           (g) sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                           (h) cancellation or waiver of any claims or rights
with a value to the Company in excess of $5,000;

                           (i) material change in the accounting methods used by
the Company; or

                           (j) agreement, whether oral or written, by the
Company to do any of the foregoing.

                  3.17     CONTRACTS; NO DEFAULTS

                           (a) Part 3.17(a) of the Disclosure Letter contains a
complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                                    (i)     each Applicable Contract that
involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

                                    (ii)    each Applicable Contract that was
not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

                                    (iii)   each lease, rental or occupancy
agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                                    (iv)    each licensing agreement or other
Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                                    (v)     each collective bargaining agreement
and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                                    (vi)    each joint venture, partnership, and
other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                                    (vii)   each Applicable Contract containing
covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                                    (viii)  each Applicable Contract providing
for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                                    (ix)    each power of attorney that is
currently effective and outstanding;

                                    (xi)    each Applicable Contract entered
into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                                    (xi)    each Applicable Contract for capital
expenditures in excess of $5,000;

                                    (xii)   each written warranty, guaranty, and
or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                                    (xiii)  each amendment, supplement, and
modification (whether oral or written) in respect of any of the foregoing.

                                            Part 3.17(a) of the Disclosure
Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts.

                           (b)      (i)     except as set forth in Part 3.17(b)
of the Disclosure Letter, neither Seller (and no Related Person of any Seller) has or may acquire any rights under, and any Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                                    (ii)    no officer, director, agent,
employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                           (c) Each Contract identified or required to be
identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                           (d)      (i)     the Company is, and at all times
since December 31, 1995 has been, in full compliance with all applicable material terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                                    (ii)    each other Person that has or had
any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since December 31, 1995 has been, in full compliance with all applicable material terms and requirements of such Contract;

                                    (iii)   no event has occurred or
circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                                    (iv)    the Company has not given to or
received from any other Person, at any time since December 31, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                           (e) There are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                           (f) The Contracts relating to the sale, design,
manufacture, or provision of products or services by the Company has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  3.18     INSURANCE

                           (a) Sellers have delivered to Buyer:

                                    (i)     true and complete copies of all
policies of insurance to which the Company is a party or under which the Company, or any director of the Company (in his capacity as a director of the Company), is or has been covered at any time within the two years preceding the date of this Agreement;

                                    (ii)    true and complete copies of all
pending applications for policies of insurance; and

                                    (iii)   any statement by the auditor of the
Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                           (b) Part 3.18(b) of the Disclosure Letter describes:

                                    (i)     any self-insurance arrangement by or
affecting the Company, including any reserves established thereunder;

                                    (ii)    any contract or arrangement, other
than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                                    (iii)   all obligations of the Company to
third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                           (c) Part 3.18(c) of the Disclosure Letter sets forth,
by year, for the current policy year and each of the two preceding policy years:

                                    (i)     a summary of the loss experience
under each policy;

                                    (ii)    a statement describing each claim
under an insurance policy for an amount in excess of $5,000, which sets forth:

                                            (A) the name of the claimant;

                                            (B) a description of the policy by
insurer, type of insurance, and period of coverage; and

                                            (C) the amount and a brief
description of the claim; and

                                    (iii)   a statement describing the loss
experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                           (d)      (i)     All policies to which the Company is
a party or that provide coverage to any Seller, the Company, or any director or officer of the Company (in their representative capacity):

                                            (A) are valid, outstanding, and
enforceable;

                                            (B) are issued by an insurer that is
financially sound and reputable;

                                            (C) taken together, provide adequate
insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                                            (D) are sufficient for compliance
with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;

                                            (E) will continue in full force and
effect following the consummation of the Contemplated Transactions; and

                                            (F) do not provide for any
retrospective premium adjustment (other than workman's compensation policies) or other experienced-based liability on the part of the Company.

                                    (ii)    The Company has not received (A) any
refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                                    (iii)   The Company has paid all premiums
due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                                    (iv)    The Company has given notice to the
insurer of all claims that may be insured thereby.

                  3.19     ENVIRONMENTAL MATTERS

                           Except as set forth in part 3.19 of the disclosure
letter:

                           (a) The Company is, and at all times has been, in
full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (b) There are no pending or, to the Knowledge of
Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

                           (c) No Seller or the Company has any basis to expect,
nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (d) No Seller or the Company, or any other Person for
whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                           (e) There are no Hazardous Materials present on or in
the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

                           (f) There has been no Release or, to the Knowledge of
Sellers and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

                           (g) Sellers have delivered to Buyer true and complete
copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  3.20     EMPLOYEES

                           (a) Part 3.20 of the Disclosure Letter contains a
complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                           (b) No employee or director of the Company is a party
to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with such Company.

                           (c) Part 3.20 of the Disclosure Letter also contains
a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  3.21     LABOR RELATIONS; COMPLIANCE

                           The Company has never been or is not a party to any
collective bargaining or other labor Contract. There has not been, nor is there is presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.22     INTELLECTUAL PROPERTY

                           (a) INTELLECTUAL PROPERTY ASSETS--The term
"Intellectual Property Assets" includes:

                                    (i)     the name Delta Pharmacy Services,
Inc., all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                                    (ii)    all patents, patent applications,
and inventions and discoveries that may be patentable (collectively, "Patents");

                                    (iii)   all copyrights in both published
works and unpublished works (collectively, "Copyrights");

                                    (iv)    all rights in mask works
(collectively, "Rights in Mask Works"); and

                                    (v)     all know-how, trade secrets,
confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

                           (b) AGREEMENTS--Part 3.22(b) of the Disclosure Letter
contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound.

                           (c) KNOW-HOW NECESSARY FOR THE BUSINESS

                                    (i)     The Intellectual Property Assets are
all those necessary for the operation of the Company's businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                                    (ii)    No employee of the Company has
entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Company.

                           (d) PATENTS

                                    (i)     Part 3.22(d) of the Disclosure
Letter contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                                    (ii)    All of the issued Patents are
currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (iii)   No Patent has been or is now
involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                                    (iv)    No Patent is infringed or, to
Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                                    (v)     All products made, used, or sold
under the Patents have been marked with the proper patent notice.

                           (e) TRADEMARKS

                                    (i)     Part 3.22(e) of Disclosure Letter
contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (ii)    All Marks that have been registered
with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (iii)   No Mark has been or is now involved
in any opposition, invalidation, or cancellation and, to Sellers' knowledge, no such action is Threatened with the respect to any of the Marks.

                                    (iv)    To Sellers' knowledge, there is no
potentially interfering trademark or trademark application of any third party.

                                    (v)     No Mark is infringed or, to Sellers'
Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or to Seller's knowledge, is alleged to infringe any trade name, trademark, or service mark of any third party.

                                    (vi)    All products and materials
containing a Mark bear the proper federal registration notice where permitted by law.

                           (f) COPYRIGHTS

                                    (i)     Part 3.22(f) of the Disclosure
Letter contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (ii)    All the Copyrights have been
registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                                    (iii)   No Copyright is infringed or, to
Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or to Seller's knowledge, is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                                    (iv)    All works encompassed by the
Copyrights have been marked with the proper copyright notice.

                                    (g) TRADE SECRETS

                                            (i)      With respect to each Trade
Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                                            (ii)     Sellers and the Company
have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                                            (iii)    The Company has good title
and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or to Seller's knowledge, threatened in any way.

                  3.23     CERTAIN PAYMENTS

                           Neither the Company nor director, officer, agent, or
employee of the Company, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  3.24     DISCLOSURE

                           (a) No representation or warranty of Sellers in this
Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                           (b) No notice given pursuant to Section 5.5 will
contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                           (c) There is no fact known to any Seller that has
specific application to any Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

                  3.25     RELATIONSHIPS WITH RELATED PERSONS

                           Except as set forth in Part 3.25 of the Disclosure
Letter, no Seller or any Related Person of Sellers or of the Company has, or since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Seller or any Related Person of Sellers or of the Company is, or since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

                  3.26     BROKERS OR FINDERS

                           Sellers and their agents have incurred no obligation
or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  3.27     PROFESSIONAL LIABILITY LAWSUITS

                           Except as set forth in Section 3.27 to the Disclosure
Letter, (i) there is no notice, demand, claim, action, suit, inquiry, hearing proceeding, notice of violation or investigation of the Company, of a criminal or administrative nature before any court or governmental or regulatory or administrative agency, commission or authority, domestic or foreign, against or involving any professional services performed in connection with or on behalf of the Company, or class or claims or lawsuits involving the same or similar services performed in connection with or on behalf of the Company which is pending or threatened (collectively "Professional Liability Lawsuits") which, if determined adversely would have a material adverse affect on the Company; and
(ii) to the knowledge of the Sellers there has not been any Occurrence.

                           For purposes of this Section 3.27, the term
"Occurrence" shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any such accident, happening or event otherwise involving the professional services performed in connection with or on behalf of the Company, is likely to result in a claim or loss.

         4.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers as follows:

                  4.1      ORGANIZATION AND GOOD STANDING

                           Buyer is a corporation duly organized, validly
existing, and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties that it purports to own or use and to perform all its obligations under Applicable Contracts. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to so qualify would not have a material adverse effect on the Buyer.

                  4.2      AUTHORITY; NO CONFLICT

                           (a)      This Agreement constitutes the legal, valid,
and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except for bankruptcy, insolvency or laws relating to creditors' rights generally. Upon the execution and delivery by Buyer of this Agreement, and the Employment Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

                           (b)      Except as set forth in Schedule 4.2, neither
the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                    (i)     contravene, conflict with, or result
in a violation of (A) any provision of the organizational documents of buyer, or
(B) any resolution adopted by the Board of Directors or shareholders of the Buyer;

                                    (ii)    contravene, conflict with, or result
in a violation of, or give any governmental body or other person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer or any of its assets owned or used by the Buyer may be subject;

                                    (iii)   contravene, conflict with, or result
in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates business of, or any of the assets owned or used by, the Buyer;

                                    (iv)    contravene, conflict with, or result
in a violation or breach of any provision, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, or terminate, or modify any Applicable Contract; or

                                    (v)     result in the imposition or creation
of any encumbrance upon or with respect to any of the assets owned or used by the Buyer.

                                            Except as set forth in Schedule 4.2,
Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  4.3      INVESTMENT INTENT

                           Buyer is acquiring the Shares for its own account and
not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                  4.4      CERTAIN PROCEEDINGS

                           There is no pending Proceeding that has been
commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

                  4.5      BROKERS OR FINDERS

                           Buyer and its officers and agents have incurred no
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

                  4.6      SHARE EXCHANGE REPRESENTATIONS

                           Buyer has delivered to Sellers a copy of the Share
Exchange Agreement dated as of February 29, 1996 between Buyer, Compscript, Inc. and certain shareholders of Compscript, Inc. The representations and warranties contained in Article III and Article IV of such Share Exchange Agreement are true and correct in all material respects as of the date of this Agreement except for changes in such representations and warranties that may have occurred in the ordinary course of business of Buyer or Compscript, as contemplated by the Share Exchange Agreement or this Agreement or as otherwise set forth in Buyer's filings under the Securities Exchange Act of 1934.

         5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

                  5.1      ACCESS AND INVESTIGATION

                           Between the date of this Agreement and the Closing
Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish

Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

                  5.2      OPERATION OF THE BUSINESSES OF THE COMPANY

                           Between the date of this Agreement and the Closing
Date, Sellers will, and will cause each the Company to:

                           (a) conduct the business of the Company only in the
Ordinary Course of Business;

                           (b) use their Best Efforts to preserve intact the
current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                           (c) confer with Buyer concerning operational matters
of a material nature; and

                           (d) otherwise report periodically to Buyer concerning
the status of the business, operations, and finances of the Company.

                  5.3      NEGATIVE COVENANT

                           Except as otherwise expressly permitted by this
Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

                  5.4      REQUIRED APPROVALS

                           As promptly as practicable after the date of this
Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

                  5.5      NOTIFICATION

                           Between the date of this Agreement and the Closing
Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                  5.6      NO NEGOTIATION

                           Until such time, if any, as this Agreement is
terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. The Sellers and the Company shall properly communicate to the Buyer any inquiries for communications concerning any such transaction which they may receive or of which they may become aware.

                  5.7      BEST EFFORTS

                           Between the date of this Agreement and the Closing
Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

                  6.1      APPROVALS

                           As promptly as practicable after the date of this
Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

                  6.2      BEST EFFORTS

                           Except as set forth in the proviso to Section 6.1,
between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                  7.1      ACCURACY OF REPRESENTATIONS

                           All of Sellers' representations and warranties in
this Agreement, and each of these representations and warranties, must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                  7.2      SELLERS' PERFORMANCE

                           (a) All of the covenants and obligations that Sellers
are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations, must have been duly performed and complied with in all material respects.

                           (b) Each document required to be delivered pursuant
to Section 2.4 must have been delivered, and each of the other covenants and obligations must have been performed and complied with in all respects.

                  7.3      CONSENTS

                           Each of the Consents identified in Part 3.2 of the
Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

                  7.4      ADDITIONAL DOCUMENTS

                           Each of the following documents must have been
delivered to Buyer:

                           (a) an opinion of Beggs & Lane, dated the Closing
Date, in the form of Exhibit 7.4(a);

                           (b) such other documents as Buyer may reasonably
request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                  7.5      NO PROCEEDINGS

                           Since the date of this Agreement, there must not have
been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

                           There must not have been made or Threatened by any
Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

                  7.7      NO PROHIBITION

                           Neither the consummation nor the performance of any
of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                  7.8      ACCOUNTANT'S LETTER

                           On or before the Closing Date, the Buyer shall
receive from the Company's accountants, in their capacity as auditors to the Company, a letter in form and substance satisfactory to Buyer stating that the transaction contemplated by this Agreement, is eligible to be accounted for as a pooling of interests.

                  7.9      NO INJUNCTION

                           There must not be in effect any Legal Requirement or
any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

                  Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                  8.1      ACCURACY OF REPRESENTATIONS

                           All of Buyer's representations and warranties in this
Agreement (considered collectively), and each of these representations and warranties, must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  8.2      BUYER'S PERFORMANCE

                           (a) All of the covenants and obligations that Buyer
is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations, must have been performed and complied with in all material respects.

                           (b) Buyer must have delivered each of the documents
required to be delivered by Buyer pursuant to Section 2.4 and the Capital Common Stock upon issuance shall be fully paid and non-assessable.

                  8.3      CONSENTS

                           Each of the Consents identified in Part 3.2 of the
Disclosure Letter must have been obtained and must be in full force and effect.

                  8.4      ADDITIONAL DOCUMENTS

                           Buyer must have caused the following documents to be
delivered to Sellers:

                           (a) an opinion of Atlas, Pearlman, Trop & Borkson,
P.A., dated the Closing Date, in the form of Exhibit 8.4(a); and

                           (b) such other documents as Sellers may reasonably
request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

                  8.5      NO INJUNCTION

                           There must not be in effect any Legal Requirement or
any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         9.       TERMINATION

                  9.1      TERMINATION EVENTS

                           This Agreement may, by notice given prior to or at
the Closing, be terminated:

                           (a) by either Buyer or Sellers if a material Breach
of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                           (b)      (i)     by Buyer if any of the conditions in
Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                           (c) by mutual consent of Buyer and Sellers; or

                           (d) by either Buyer or Sellers if the Closing has not
occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 30, 1996, or such later date as the parties may agree upon.

                  9.2      EFFECT OF TERMINATION

                           Each party's right of termination under Section 9.1
is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the material Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         10.      INDEMNIFICATION; REMEDIES

                  10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

                           All representations, warranties, covenants, and
obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

                           Sellers, jointly and severally, will indemnify and
hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                           (a) any Breach of any representation or warranty made
by Sellers in this Agreement the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                           (b) any Breach of any representation or warranty made
by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

                           (c) any Breach by any Seller of any covenant or
obligation of such Seller in this Agreement;

                           (d) any act performed, transaction entered into or a
statement of facts suffered to exist by the Sellers before the Closing Date;

                           (e) any claim by any Person for brokerage or finder's
fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

                           (f) any or all liabilities or claims against the
Company the Buyer or any affiliate thereof arising out of any action, suit, proceeding, dispute, inquiry, investigation, order, writ, judgement, award, injunction or decree of the character described in Section 3.15 or 3.27, with respect to services performed in connection with, on or on behalf of the Company prior to the Closing Date (notwithstanding the inclusion of any such matters in the Disclosure Letter) including, without limitation, any such liabilities or claims resulting from (i) judgements in excess of the amounts covered by insurance; or (ii) the absence of insurance coverage with respect to such liabilities or claims.

                                    The remedies provided in this Section 10.2
will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                  10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS-- ENVIRONMENTAL MATTERS

                           In addition to the provisions of Section 10.2,
Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and the other Indemnified Persons for, and will pay to Buyer, the Company, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                           (a) any Environmental, Health, and Safety Liabilities
arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii)
(A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Company or by any other Person for whose conduct they are or may be held responsible; or

                           (b) any bodily injury (including illness, disability,
and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

                                    Buyer will be entitled to control any
Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.7 will apply to any claim solely for monetary damages relating to a matter covered by this
Section 10.3.

                  10.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

                           Buyer will indemnify and hold harmless Sellers, and
will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                  10.5     TIME LIMITATIONS

                           If the Closing occurs, Sellers will have no liability
(for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before one year from the Closing date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time within such one year. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before one year from the Closing date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                  10.6     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                           (a) Promptly after receipt by an indemnified party
under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                           (b) If any Proceeding referred to in Section 10.6(a)
is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                           (c) Notwithstanding the foregoing, if an indemnified
party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                           (d) Sellers hereby consent to the non-exclusive
jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                  10.10    PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

                           A claim may be asserted by notice to the party from
whom indemnification is sought.

                  10.11    LIMITATION OF INDEMNIFICATION

                           Notwithstanding anything to the contrary contained in
this Section 10 in no way shall the aggregate liability of the Sellers under this Article 10 exceed $5,440,000.

         11.      GENERAL PROVISIONS

                  11.1     EXPENSES

                           Except as otherwise expressly provided in this
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  11.2     PUBLIC ANNOUNCEMENTS

                           Any public announcement or similar publicity with
respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines after Seller's consents, subject to Buyer's Legal Requirements. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                  11.3     CONFIDENTIALITY

                           Between the date of this Agreement and the Closing
Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by Legal Proceedings.

                           If the Contemplated Transactions are not consummated,
each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

                  11.4     NOTICES

                           All notices, consents, waivers, and other
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:                   ___________________________
                           Attention: __________________
                           Facsimile No.: _______________

with a copy to:            Beggs & Lane
                           700 Blound Building
                           3 West Garden Street
                           Pensacola, Florida  32571
                           Attention: Jamie Campbell, Esq.
                           Facsimile No.: ______________

Buyer:                     Capital Brands, Inc.
                           1225 Broken Sound Parkway N.W., Suite A
                           Boca Raton, Florida 33481
                           Attention: Brian Kahan, CEO
                           Facsimile No.: (407) 994-6105

with a copy to:            Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard, Suite 1900
                           Fort Lauderdale, Florida 33301
                           Attention:  Joel D. Mayersohn, Esq.
                           Facsimile No.:  (954) 766-7800

                  11.5     JURISDICTION; SERVICE OF PROCESS

                           Any action or proceeding seeking to enforce any
provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Palm Beach, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  11.6     FURTHER ASSURANCES

                           The parties agree (a) to furnish upon request to each
other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  11.7     WAIVER

                           The rights and remedies of the parties to this
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  11.8     ENTIRE AGREEMENT AND MODIFICATION

                           This Agreement supersedes all prior agreements
between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated March 25, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  11.9     DISCLOSURE LETTER

                           (a) The disclosures in the Disclosure Letter, and
those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                           (b) In the event of any inconsistency between the
statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  11.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                           Neither party may assign any of its rights under this
Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer as Capital Brands, Inc. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  11.11    SEVERABILITY

                           If any provision of this Agreement is held invalid or
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  11.12    SECTION HEADINGS, CONSTRUCTION

                           The headings of Sections in this Agreement are
provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  11.13    TIME OF ESSENCE

                           With regard to all dates and time periods set forth
or referred to in this Agreement, time is of the essence.

                  11.14    GOVERNING LAW

                           This Agreement will be governed by the laws of the
State of Florida without regard to conflicts of laws principles.

                  11.15    COUNTERPARTS

                           This Agreement may be executed in one or more
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

CAPITAL BRANDS, INC.

By: /s/ BRIAN A. KAHAN
    -----------------------
    Brian A. Kahan,
    Chief Executive Officer

SELLERS:

/s/ GERALD J. ST. PE                        /s/ W. EDWARD TREHEM
- --------------------------                  -------------------------
Gerald J. St. Pe                            W. Edward Trehern

/s/ ROY C. WILLIAMS                         /s/ J.L. HOLLOWAY
- --------------------------                  -------------------------
Roy C. Williams                             J.L. Holloway

/s/ SCOTT J. BELL                           /s/ DANA R. FOSTER
- --------------------------                  -------------------------
Scott J. Bell                               Dana R. Foster

/s/ JOHN J. TOLAN, JR.                      /s/ J. DAVID FULTON
- --------------------------                  -------------------------
John J. Tolan, Jr.                          J. David Fulton

                                    EXHIBIT A

                              List of Shareholders

NAME                                                       NUMBER OF SHARES
- ----                                                       ----------------
Gerald J. St. Pe                                                  125

W. Edward Trehern                                                 125

Roy C. Williams                                                   125

J.L. Holloway                                                     125

Scott J. Bell                                                     125

Dana R. Foster                                                    125

John J. Tolan, Jr.                                                125

J. David Fulton                                                   125

                               Exhibit 2.4(a)(ii)

                                     RELEASE

         This Release is being executed and delivered in accordance with Section 2.4(a)(ii) of the Stock Purchase Agreement dated as of May 31, 1996 (the "Agreement") between CAPITAL BRANDS, INC., a Florida corporation ("Buyer") and the Sellers listed on Exhibit A to the Agreement. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's obligation to purchase the outstanding capital stock of the Company pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

         Each Seller, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the outstanding capital stock of the Company pursuant to the Agreement, hereby agrees as follows:

         Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Company and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company whether pursuant to its Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date, provided, however, this Release shall in no way whatsoever constitute a release or discharge of any such claim, demand, cause of action or liability whether known or unknown, suspected or unsuspected, both at law and equity, which releasor may have or may hereafter have arising from or related to the Transaction Documents and/or any representation or warranty of Buyer set forth in the Transaction Documents, which representations and warranties shall survive the Closing Date as set forth in the Transaction Documents.

         Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 31st day of May, 1996.

                                         -------------------------------------

                               Exhibit 2.4(a)(iv)

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (this "Agreement") is made as of May 31, 1996, by and between CAPITAL BRANDS, INC., a Florida corporation ("Buyer"), and ________________, residing at ______________________________________________
("Seller").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller and all the shareholders of the Company (as defined) all of the outstanding shares (the "Shares") of common stock of Delta Pharmacy Services, Inc. (the "Company") pursuant to the terms and conditions of a stock purchase agreement made as of May 31, 1996 (the "Stock Purchase Agreement").
Section 2.4(a)(iv) of the Stock Purchase Agreement requires that non-competition agreements be executed and delivered by Seller and each shareholder of the Company as a condition to the purchase of the Shares by Buyer.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

          1.      DEFINITIONS

                  Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

          2.      ACKNOWLEDGMENTS BY SELLER

                  Seller acknowledges that (a) Seller has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, concerning pharmacy management and specialties of the Company and any other information, however documented, of the Company that is a trade secret within the meaning of the Florida Trade Secret Statutes; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, (b) the Business of the Company is national in scope, (c) its products and services are marketed throughout the United States; (d) the Company competes with other businesses that are or could be located in any part of the United States; (e) Buyer has required that Seller make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Shares owned by Seller;
(f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company's business, and (g) the Company would be irreparably damaged if Seller were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

          3.      CONFIDENTIAL INFORMATION

                  Seller acknowledges and agrees that all Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Company. Therefore, Seller agrees that Seller will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Seller has such information in Seller's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Company. Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Seller may then possess or have under Seller's control.

          4.      NON-COMPETITION

                  As an inducement for Buyer to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Stock Purchase Agreement Seller agrees that:

                  (a) For a period of three years after the Closing:

                           (i)      Seller will not, directly, become or remain
interested in, associated with, employed by, an owner, officer, director, partner, shareholder, employee, agent, advisor or consultant in or indebted to any organization that is engaged in the Company's Business or any other Business similar to that of the Company's.

         The Seller's access to the Company's Trade Secrets and other confidential information, a violation of this covenant will cause irreparable injury to the Company and its affiliates.

                           (ii)     Seller, at any time or in any manner, either
directly or indirectly, for the Seller's own behalf of, for or on behalf of any organization (other than the Company or Buyer), shall not solicit or attempt to solicit any business similar to the Business from any customers or clients of the Company or Buyer.

                           (iii)    Seller, either on its own behalf or for or
on behalf of any organization (other than the Company or Buyer), shall not directly or indirectly, solicit, divert or otherwise encourage or attempt to solicit, divert or otherwise encourage employees or agents of the Company or Buyer (including without limitation pharmacists, nurses, therapists and pharmacy technicians) to enter into any employment, consulting or advisory arrangement or contract with or to perform any services for or on behalf of the Seller or any organization (other than the Company), or to enter into any kind of business, including without limitation the business or any similar business unless such employee or former employee has not been employed by the Company or Buyer for a period in excess of twelve (12) months.

                  (b) In the event of a breach by Seller of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

                  (c) In the event that Buyer (i) voluntarily liquidates or terminates operations or applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Buyer or of all or of a substantial part of its assets, (ii) admits in writing its inability to pay its debts as the debts become due, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under the Federal Bankruptcy Code, (v) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition of adjustment of debts, (vi) fails to controvert in a timely and appropriate manner, or acquiesces in writing to, in the petition filed against it in an involuntary case under the Federal Bankruptcy Code, the provisions contained in this Section 4 shall not be applicable.

                  (d) In the event that the Consultant Pharmacy Services Agreements and Pharmaceutical Services Agreements for the facilities listed on Schedule A hereto are terminated as a result of the action and/or inaction of Buyer and said terminated contract(s) provide gross revenues on an annual basis to Buyer in excess of $2,000,000 the provisions contained in this Section 4 shall not be applicable.

                  (e) For purposes of this Agreement, the term Business shall mean the distribution of pharmaceuticals, and durable medical equipment sale and rental, consulting services to the long-term care, institutional care, and alternate care markets and providing a mail service pharmaceuticals and pharmacy benefits for others. Notwithstanding anything in this Agreement to the contrary, Seller, Company and Buyer acknowledge that Seller (and each of them) is a shareholder and director of Delta Health Group, Inc., a Florida corporation ("Delta"), which owns and operates certain nursing facilities throughout the United States ("Nursing Homes"). Nothing in this Agreement shall operate to limit or impair Delta's management or any Sellers' rights to continue to assist in the operation and management of the Nursing Homes and to distribute, and to administer pharmaceuticals and related services in the ordinary course of business of Delta and of the Nursing Homes, provided, however, that the provisions of this sentence shall not permit Delta and/or the Sellers to operate a pharmacy and provide pharmacy management services at the Nursing Homes or otherwise.

          5.      REMEDIES

                  If Seller breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Company will be entitled to the following remedies:

                  (a) Damages from Seller;

                  (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Company and would be an inadequate remedy for such breach.

                  (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

          6.      SUCCESSORS AND ASSIGNS

                  This Agreement will be binding upon Buyer, the Company and Seller and will inure to the benefit of Buyer and the Company and their affiliates, successors and assigns and Seller and Seller's assigns, heirs and legal representatives.

          7.      WAIVER

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          8.      GOVERNING LAW

                  This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

          9.      JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Palm Beach, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         10.      SEVERABILITY

                  Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

         11.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         12.      SECTION HEADINGS, CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13.      NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Seller:

                            Attention:   _______________
                            Facsimile No.: _______________

         with a copy to:

                            Attention:   _______________
                            Facsimile No.: _______________

         Buyer:             Capital Brands, Inc.
                            1225 Broken Sound Parkway N.W., Suite A
                            Boca Raton, Florida 33481
                            Attention: Brian Kahan, CEO
                            Facsimile No.: (407) 994-6105
         with a copy to:    Atlas, Pearlman, Trop & Borkson, P.A.
                            200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, Florida 33301
                            Attention: Joel D. Mayersohn, Esq.
                            Facsimile No.: (954) 766-7800

         Company:

                            Attention:   _______________
                            Facsimile No.: _______________

         with a copy to:

                            Attention:   _______________
                            Facsimile No.: _______________

         14.      ENTIRE AGREEMENT

                  This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:                                      SELLER:

By:___________________________              By:______________________________
   Name:
   Title:

COMPANY:

By:___________________________
   Name:
   Title:

                                        May 31, 1996

Capital Brands, Inc.
1225 Broken Sound Parkway, NW, Suite A
Boca Raton, Florida 33481

Gentlemen:

     We refer to the Stock Purchase Agreement (the "Agreement") to be entered into today between the undersigned individuals ("Sellers") and Capital Brands, Inc. ("Buyer") pursuant to which Sellers are to sell and Buyer is to purchase all of the issued and outstanding capital stock of Delta Pharmacy Services, Inc. (the "Company") as provided in the Agreement.

     This letter constitutes the Disclosure Letter referred to in Section 3 of the Agreement. The representations and warranties of Sellers in Section 3 of the Agreement are made and given subject to the disclosures in this Disclosure Letter.

     Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

     By reference to Section 3 of the Agreement (using the numbering in such Section as appropriate), the following matters are disclosed:

     3.6 Attached to this Disclosure Letter is the building lease, three truck titles, an inventory as of February 1996, computer equipment leases, drug carts, and a list of all fixed assets of pharmacy. (See Binder attached to this Disclosure Letter.)

     3.8 The following Accounts Receivable represents an accurate list as of April 30, 1996. (See Binder attached to this Disclosure Letter.)

    3.10 Additional liabilities outside the Ordinary Course of Business would be:
                 /diamond/ Audit/Accounting fees related to this Transaction; /diamond/ Legal fees related to this Transaction;
                 /diamond/ $9,000.00 of software to enhance the billing and
                           General Ledger functions (3/96); and

Capital Brands Inc.
May 31, 1996
Page 2

                 /diamond/ Possible overpayments under the applicable federal and state reinbursement programs.

   3.11(a) Copies of Company Tax Returns are attached. (See Binder attached to this Disclosure Letter.)

   (b) Refers to a "C" Corporation. Company is a Sub "S" Corporation, therefore, any tax liabilities would be borne personally.

   (c)           Same as 3.11(b).

   3.13          Vacation, holidays and sick leave

   3.17(a)(iv)   See 3.6

   3.17(a)(viii) The following facilities which are operated by either Delta
                 Health Group, Inc. or a related entity do not have existing pharmacy contracts with Company. The contracts under which each facility receives pharmaceutical services generally will expire as noted below and may restrict Business:

                 Autumn Leaves                  January 22, 1997
                 Arnold Avenue                  January 22, 1997
                 Pemberton Manor                February 1, 1997
                 Haven Hall                     March 1, 1997
                 Arnold Avenue                  January 22, 1997
                 Pemberton Manor                February 1, 1997
                 Haven Hall                     March 1, 1997
                 Carnegie Gardens               30 days
                 Chateau Manor                  April 1, 1999
                 Chipola Nursing Pavillion      30 days
                 Crest Manor                    60 days
                 Glencove                       30 days
                 Panama City Nursing Center     30 days

   3.17(b)(ii)   Except as limited under contracts specified in 3.17(a)(viii).

   3.18(a)(iii)  None requested, none granted.

Capital Brands, Inc.
May 31, 1996
Page 3

   3.19(e) Except those Hazardous Materials used in the Ordinary Course of Business of Company.

   3.20(a)       The following is a list of employees:

                 (See Binder attached to this Disclosure Letter.)

   3.25 Except that each Seller (and in some cases, all Sellers) may be a shareholder, director, and/or officer, and have an interest in or business dealing with some or all of the following entities, either now or in the future:

                    Delta Health Group, Inc.
                    Skyler Mississippi, Inc.
                    Skyler Florida, Inc.
                    Skyler, inc.
                    Delta Florida Properties, Inc.
                    Cordova Rehab, Inc.
                    Delta South Carolina, Inc.

     Furthermore, and as a general matter, the following statements shall constitute disclosure representations for purposes of the Disclosure Letter even though not identified by a specific section number in the Agreement. The following disclosure representations supplement and modify any previously identified matter which is the subject of this Disclosure Letter.

     1. Each Seller may be a shareholder, director and, in some instances, officer of Delta Health Group, Inc., a Florida corporation ("Delta") and its related entities. As noted, Delta and its related entities have entered into certain pharmacy agreements and related agreements, as modified from time to time with Company, true and accurate copies of which are included in the Binder attached to this Disclosure Letter. Following the Closing, each Seller intends to continue to act as a shareholder, director and, in some instances, officer of Delta and its related entities, and conduct operations with respect to and assist in the management of the affairs of Delta and its related entities, which operations and management decisions may affect the Contracts and the pharmacy agreements with Company. The Contracts and pharmacy agreements with Company may expire and/or may be terminated in accordance with their terms. It is the parties' intent that nothing in the Agreement shall affect, impair or otherwise hinder Delta's or any related entity's (and each Seller's) responsibility and right to direct and manage the affairs of Delta and its related entities in the Ordinary Course of Business of Delta and any related entity, except to the extent that each Seller is subject to the terms and coditions of a certain Non-Competition Agreement of even date.

Capital Brands, Inc.
May 31, 1996
Page 4

     2. The disclosure representations in this Disclosure Letter are true and correct as required under the Agreement, subject to the modification of any such representation which may occur in the Ordinary Course of Business of Company.

                                       Sincerely,

                                       /s/ SCOTT J. BELL

                                       Scott J. Bell
                                       Seller

SJB/sls

     Further acknowledged and approved by each of the undersigned Sellers:

                      /s/ SCOTT J. BELL
                      ----------------------------------------------------------
                      Scott J. Bell, President/CEO/Director/Shareholder

                      /s/ DANA R. FOSTER
                      ----------------------------------------------------------
                      Dana R. Foster, Secretary/Vice Pres./Director/Shareholder

                      /s/ JOHN J. TOLAN
                      ----------------------------------------------------------
                      John J. Tolan, Treasurer/CFO/Director/Shareholder

                      /s/ W. EDWARD TREHERN
                      ----------------------------------------------------------
                      W. Edward Trehern, Vice President/Director/Shareholder

                      /s/ J. DAVID FULTON
                      ----------------------------------------------------------
                      J. David Fulton, Vice President/Director/Shareholder

                      /s/ GERALD J. ST. PE
                      ----------------------------------------------------------
                      Gerald J. St. Pe, Director/Shareholder


                      ----------------------------------------------------------
                      Roy C. Williams, Director/Shareholder

                      /s/ J.L. HOLLOWAY
                      ----------------------------------------------------------
                      J.L. Holloway, Director/Shareholder

Capital Brands, Inc.
May 31, 1996
Page 5

     Buyer acknowledges receipt of the Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).


                                      BUYER

Date:______________________           By: __________________________
                                      Name: ________________________
                                      Title: _______________________